Exhibit 99.2

RFJ Auto Partners, Inc. and Subsidiaries

Consolidated Financial Statements

December 31, 2020 and 2019

RFJ AUTO PARTNERS, INC. AND SUBSIDIARIES

TABLE OF CONTENTS

DECEMBER 31, 2020 AND 2019

Independent Auditors’ Report	1-2

Consolidated Financial Statements

Consolidated Balance Sheets	3

Consolidated Statements of Operations	4

Consolidated Statements of Stockholders’ Equity	5

Consolidated Statements of Cash Flows	6

Notes to Consolidated Financial Statements	7-28

Independent Auditors’ Report

Stockholders

RFJ Auto Partners, Inc. and Subsidiaries

Plano,TX

We have audited the accompanying consolidated financial statements of RFJ Auto Partners, Inc. and Subsidiaries, which comprise the consolidated balance sheets as of December 31, 2020 and 2019, and the related consolidated statements of operations,changes in stockholders’ equity, and cash flows f or the years then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. This includes the design, implementation, and maintenance of internal controls relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement,whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits.We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments,the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

DHG is registered in the U.S. Patent and Trademark Office to Dixon Hughes Goodman LLP.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of RFJ Auto Partners, Inc. and Subsidiaries as of December 31, 2020 and 2019, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Fort Worth, TX

March 25, 2021

DHG is registered in the U.S. Patent and Trademark Office to Dixon Hughes Goodman LLP.

RFJ AUTO PARTNERS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2020 AND 2019

(IN THOUSANDS OF DOLLARS)

ASSETS	2020	2019
CURRENT ASSETS
Cash and cash equivalents	$18,389	$20,100
Contracts in transit	30,803	25,990
Receivables, net	55,524	34,327
Inventories, net	301,255	422,282
Rental and loan vehicles	2,864	5,507
Other current assets	3,101	2,393

TOTAL CURRENT ASSETS	411,936	510,599
Property and equipment, net	122,964	109,282
Goodwill, net	100,339	71,055
Franchise rights	63,176	60,735
Other noncurrent assets	476	648

TOTAL NONCURRENT ASSETS	286,955	241,720

TOTAL ASSETS	698,891	752,319

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Floor plan notes payable — trade	53,578	35,541
Floor plan notes payable- non-trade	266,478	399,315
Accounts payable	30,745	23,090
Accrued expenses	44,120	21,721
Current maturities of long-term debt	12,433	5,780
Allowance for contingent charges	9,266	7,068

TOTAL CURRENT LIABILITIES	416,620	492,515
Long-term debt, less current maturities	184,590	145,399
Allowance for contingent charges, less current portion	6,558	5,344
Deferred tax liability	2,751	2,773

TOTAL NONCURRENT LIABLITIES	193,899	153,516
STOCKHOLDERS’ EQUITY
Paid-in capital	98,931	126,224
Notes receivable from stockholder	(3,482)	(3,482)
Retained deficit	(6,882)	(16,259)
Treasury stock	(195)	(195)

TOTAL STOCKHOLDERS’ EQUITY	88,372	106,288

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$698,891	$752,319

See accompanying notes to the consolidated financial statements

RFJ AUTO PARTNERS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

DECEMBER 31, 2020 AND 2019

(IN THOUSANDS OF DOLLARS)

	2020	2019
SALES	$2,729,076	$2,180,143
COST OF SALES	2,551,942	2,060,065

GROSS PROFIT FROM SALES	177,134	120,078
FINANCING, INSURANCE, SERVICE CONTRACT AND OTHER INCOME, NET	105,516	71,110

GROSS PROFIT	282,650	191,188
EXPENSES
Variable selling	70,082	48,618
Advertising	12,038	12,741
Floor plan interest	13,226	21,121
Personnel	62,547	49,891
Semi-fixed	29,872	21,386
Fixed	24,123	16,290

TOTAL EXPENSES	211,888	170,047

INCOME FROM OPERATIONS	70,762	21,141
OTHER EXPENSES
Interest expense, other than floor plan	8,985	8,646
Amortization expense	17,151	12,696
Other expense/(income)	279	(3,078)

TOTAL OTHER EXPENSES	26,415	18,264

INCOME BEFORE INCOME TAXES	44,347	2,877
Income tax expense	11,713	2,119

NET INCOME	$32,634	$758

See accompanying notes to the consolidated financial statements

RFJ AUTO PARTNERS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

DECEMBER 31, 2020 AND 2019

(IN THOUSANDS OF DOLLARS)

	Paid-in Capital	Notes Receivable from Stockholder	Retained Deficit	Treasury Stock	Total

Balance at January 1, 2019	$125,666	($3,482)	($17,017)	($195)	$104,972
Shares issued	930	—	—	—	930
Shares repurchased	(500)	—	—	—	(500)
Stock option compensation	128	—	—	—	128
Net Income	—	—	758	—	758

Balance at December 31, 2019	126,224	(3,482)	(16,259)	(195)	106,288
Shares issued	—	—	—	—	—
Shares repurchased	(725)	—	—	—	(725)
Repurchase of preferred shares including accrued dividends	(26,743)	—	(23,257)	—	(50,000)
Stock option compensation	175	—	—	—	175
Net income	—	—	32,634	—	32,634

Balance at December 31, 2020	$98,931	($3,482)	($6,882)	($195)	$88,372

See accompanying notes to the consolidated financial statements

RFJ AUTO PARTNERS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

YEARS ENDING DECEMBER 31, 2020 AND 2019

(IN THOUSANDS OF DOLLARS)

CASH FLOWS FROM OPERATING ACTIVITIES	2020	2019
Net Income	$32,634	$758
Adjustments to reconcile net income to net cash
Provided by operating activities:
Depreciation and Amortization	23,018	17,965
Deferred income taxes	(22)	(65)
Increase in reserve for contingent charges	(497)	887
Stock Option compensation	175	128
Franchise rights impairment	871	232
Gain on sale of dealerships	—	(3,310)
Gain on sale of property and equipment	(21)	(24)
Change in operating assets and liabilities:
Contracts in transit	9,932	17,539
Receivables	(19,322)	8,485
Inventories and rental and loan vehicles	184,732	(20,032)
Other assets	209	(60)
Floor plan notes payable — trade	14,052	(6,961)
Accounts payable	(6,773)	(5,529)
Accrued expenses	15,673	957

NET CASH PROVIDED BY OPERATING ACTIVITIES	254,661	10,970
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(12,490)	(2,823)
Proceeds from sale of property and equipment	54	220
Proceeds from sale of dealerships, net of cash sold	—	9,392
Acquisition of enterprises net of cash acquired	(48,199)	3,182
Acquisition of dealerships	(8,002)	(7,251)

NET CASH (USED)/PROVIDED BY INVESTMENT ACTIVITIES	(68,637)	2,720
CASH FLOWS FROM FINANCING ACTIVITIES
(Decrease)/lncrease in floor plan notes payable — non-trade	(182,854)	10,269
Repurchase of preferred shares including accrued dividends	(50,000)	—
Principal payments on long-term debt	(19,729)	(15,938)
Proceeds from issuance of long-term debt	65,573	179
Payments on repurchase of stock	(725)	(500)

NET CASH USED BY FINANCING ACTIVITIES	(187,735)	(5,990)

NET CHANGE IN CASH AND CASH EQUIVALENTS	(1,711)	7,700
CASH AND CASH EQUIVALENTS, BEGINNING	20,100	12,400

CASH AND CASH EQUIVALENTS, ENDING	$18,389	20,100

Supplemental Cash Flow Information
Cash paid during the year for:
Interest	$18,640	$30,030
Income Taxes, Net (refund)	$932	($224)

See accompanying notes to the consolidated financial statements

RFJ AUTO PARTNERS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2020 AND 2019

(IN THOUSANDS OF DOLLARS, EXCEPT UNIT DATA)

NOTE A- NATURE OF BUSINESS AND SIGNIFICANT ACCOUNT POLICIES

Organization and Nature of Business

RFJ Auto Partners Inc. and Subsidiaries, the “Company”, a C Corporation was established on March 5, 2014. The Company is comprised of franchised dealerships with many different brands. Through the dealer agreements, the Company markets new vehicles, replacement parts, service, and financing and leasing. In addition, it also retails and wholesales used vehicles. The dealer agreement specifies the location of the dealership and designates the specific market area in which the dealer may operate; however, there is no guarantee of exclusivity within this market area. The specified market areas for the Company are in the states of Texas, Missouri, Idaho, Washington, Indiana, and New Mexico. Franchises include Alfa Romeo, Chrysler, Dodge, Jeep, Ram, GMC, Buick, Chevrolet, Cadillac, Ford, Hyundai, Nissan, Toyota, Maserati and Honda.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and the Subsidiaries. All significant intercompany balances and transactions have been eliminated and select items have been reclassified to conform with presentation adopted in the current year.

Cash and Cash Equivalents

Cash and cash equivalents include highly liquid investments that have an original maturity of three months or less at the date of purchase.

Contracts in Transit

Contracts in transit represent amounts due from customer contracts sold to financial institutions. These contracts are typically collected in 15 days.

Receivables

Receivables consist primarily of amounts due from other dealerships and auto auctions as a result of vehicle sales; amounts due from third parties for parts sold or services provided; and amounts due from manufacturers for incentives and warranty reimbursements. Receivables include commissions on aftermarket products. Receivables from the sale of vehicles are secured by the related vehicles. Receivables arising from the sale of parts and service are uncollateralized customer obligations due under normal trade terms requiring payment within 30 days from the invoice date.

The carrying amount of receivables is reduced by an allowance that reflects management’s best estimate of the amounts that will not be collected. Management reviews each receivable balance that exceeds 60 days from the invoice date, and, based on historical bad debt experience and management’s evaluation of customer credit worthiness, estimates that portion, if any, of the balance that will not be collected. No interest is charged on delinquent receivables.

RFJ AUTO PARTNERS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2020 AND 2019

(IN THOUSANDS OF DOLLARS, EXCEPT UNIT DATA)

Inventories

The cost of new vehicles for a subsidiary acquired during 2015 is determined using the last-in, first-out (LIFO) method. All inventories are valued at the lower of cost or market. The cost of all other new vehicles, used vehicles, parts and accessories, and other inventories is determined on a specific identification basis.

Rental and Loan Vehicles

The Company purchases new vehicles from the manufacturers in connection with programs whereby the Company utilizes the vehicles as loan and rental vehicles for customers’ use while their vehicles are being serviced by the dealerships.

The Company usually receives a subsidy, or discount, off of the manufacturer’s invoice price and records such subsidies or discounts to lower the cost on the vehicles. Rental and loan vehicles are stated at cost, net of the subsidy, if any, and write-downs. The related liability is included in floor plan note payable - trade and floor plan notes payable - non-trade.

Property and Equipment

Property and equipment are stated at cost. Expenditures for maintenance, repairs and minor renewals are charged to expense as incurred. Major renewals and betterments are capitalized. Depreciation and amortization are provided using a straight-line method over the estimated useful lives of the assets of the life of the related lease, if shorter.

The useful lives of property and equipment for purposes of computing depreciation and amortization are as follows:

Buildings	40 years
Leasehold Improvements	Lesser of 10-39 years or underlying lease terms
Equipment, furniture and fixtures	5-10 years
Other	3-5 years

Goodwill and Franchise Rights

In connection with business acquisitions, the Company assigned a portion of the consideration paid to goodwill and franchise rights. The Company is required to test franchise rights with an indefinite life for impairment at least annually. If these assets are considered to be impaired, they will be adjusted to fair value.

RFJ AUTO PARTNERS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2020 AND 2019

(IN THOUSANDS OF DOLLARS, EXCEPT UNIT DATA)

Goodwill is the excess of cost over fair value of identifiable net assets acquired through business purchases. In accordance with the recent accounting alternative issued by the Financial Accounting Standards Board (FASB) Account Standards Update (ASU) No. 2014-02 Accounting for Goodwill, the Company has chosen to amortize goodwill. The Company believes that by electing this accounting alternative, it will reduce cost and complexity of accounting for the measurement of goodwill without resulting in a loss of useful information.

The accounting alternative allows entities to elect to amortize goodwill over 10 years, or a shorter period if it is determined that another useful life is more appropriate. As such, the Company began to amortize goodwill using the straight-line method over 10 years. The Company evaluates goodwill for impairment for its reporting units whenever events occur, or circumstances change, that indicates that fair value of the Company may be below its carrying amount. The Company does not believe that there are any circumstances which would cause the value of goodwill to be impaired and therefore no impairment was recorded in 2020 and 2019.

Long-Lived Assets

The Company records impairment losses on long-lived assets used in operations when events and circumstances indicate that the assets might be impaired and the undiscounted cash flows estimated to be generated by those assets are less than the carrying amounts of those assets. There was no impairment of long-lived assets recorded in 2020 and 2019.

Factory Incentives

The Company receives various incentive payments from the manufacturers. These incentive payments are typically received on parts purchases and on new vehicle retail sales. The incentives are reported as reductions of cost of sales in the consolidated statements of operations.

Factory Assistance

The Company receives various assistance from the automobile manufacturers. The assistance is accounted for as a vehicle purchase price discount and is reflected as a reduction to inventory cost on the consolidated balance sheets and as a reduction to the cost of sales and advertising expense in the consolidated statements of operations as the vehicles are sold. At December 31, 2020 and 2019, inventory cost has been reduced by $2,157 and $2,707 for assistance received from the manufacturers, respectively. Cost of sales has been reduced by $13,424 and $14,097 for assistance received related to vehicles sold for the years ended December 31, 2020 and 2019, respectively. Advertising expense has been reduced by $5,778 and $5,960 for assistance received related to vehicles sold for the years ended December 31, 2020 and 2019, respectively.

RFJ AUTO PARTNERS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2020 AND 2019

(IN THOUSANDS OF DOLLARS, EXCEPT UNIT DATA)

Floor Plan Notes Payable

The Company classifies notes payable for new retail inventory purchased from a manufacturer that has a controlling interest in the respective floor plan lender as “floor plan notes payable - trade” and the remaining floor plan notes payable as “floor plan notes payable - non-trade” on the accompanying consolidated balance sheets.

The Company classifies borrowings and repayments on floor plan notes payable - trade as an operating activity on the consolidated statements of cash flows. Borrowings and repayments on the remaining floor plan notes payable have been classified as a net financing activity on the consolidated statements of cash flows.

Advertising Costs

Advertising costs are expensed in the period on which they are incurred.

Revenue Recognition

Revenues are recognized upon satisfaction of the Company’s performance obligations under contracts with customers and are recognized in an amount that reflects the consideration the Company expects to receive in exchange for those goods or services, as detailed below.

Revenues from vehicle sales are recorded at a point in time when vehicles are delivered, which is when transfer of title, risks and rewards of ownership, and control are considered passed to the customer.

Revenues from vehicle and parts sales and from service operations are recognized at the time the vehicle or parts are delivered to the customer or the service is completed. The Company satisfies its performance obligation over time for certain service work performed over time. The Company recognizes revenue for service work in process based on the labor hours expended and parts utilized to perform and complete the services to date, for which the Company has an enforceable right to payment.

The Company arranges financing for customers through various financial institutions and receives financing fees based on the difference between loan rates charged to customers and predetermined financing rates set by the financial institutions. The Company recognizes income from finance and insurance commissions as the contracts are sold and recognizes a reserve for anticipated losses of finance and insurance commission income resulting from early payoffs of customer loans and repossessions. The provision is based on management’s evaluation of industry trends and historical experience.

The Company also receives commissions from the sale of non-recourse third-party extended service contracts to customers. Under these contracts, the third-party warranty company is directly liable for all warranties provided. Commission revenue is recorded net of estimated chargebacks at the time of sale. Commission expense related to the sale of warranties is charged to expense upon recognition of revenue.

RFJ AUTO PARTNERS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2020 AND 2019

(IN THOUSANDS OF DOLLARS, EXCEPT UNIT DATA)

The following table summarizes revenue from contracts with customers for the years ended December 31, 2020.

	2020	2019
New Vehicle Sales	$1,751,155	$1,542,353
Used Vehicle Sales	824,751	506,845
Parts and Service Sales	142,300	122,305
Other Sales	10,870	8,640

	2,729,076	2,180,143
Finance, insurance, service contract and other income, net	105,516	71,110
Total	$2,834,592	$2,251,253

Presentation of Certain Taxes

The Company collects various taxes from customers and remits these amounts to applicable taxing authorities. The Company’s accounting policy is to exclude these taxes from revenue and cost of sales.

Accounting for Income Taxes

Income taxes are accounted for using an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the financial statement and tax basis of assets and liabilities at the applicable enacted tax rates.

A valuation allowance is provided when it is more likely than not that some portion or all of the deferred tax assets will not be realized. The Company evaluates the realizability of its deferred tax assets by assessing its valuation allowance and by adjusting the amount of such allowance if necessary. The factors used to assess the likelihood of realization include the Company’s forecast of future table income and available tax planning strategies that could be implemented to realize the net deferred tax assets. Failure to achieve forecasted taxable income in applicable tax jurisdictions could affect the ultimate realization of deferred tax assets and could result in an increase in the Company’s effective tax rate on future earnings.

The Company adheres to the prov1s1ons of ASC 740-10, Income Taxes, relating to accounting for uncertain tax positions. The Company recognizes the tax benefit from uncertain tax positions only if it more likely than not that the tax positions will be sustained on examination by the tax authorities, based on the technical merits of the position. The tax benefit is measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement.

RFJ AUTO PARTNERS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2020 AND 2019

(IN THOUSANDS OF DOLLARS, EXCEPT UNIT DATA)

Revenue from Contracts with Customers

The Company adheres to the May 2014 Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2014-09. “Revenue from Contracts with Customers (Topic 606)”. The core principle of this standard is that an entity should recognize revenue to depict the transfer of promised good or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. This guidance also requires enhanced disclosures regarding the nature, amount, timing and uncertainty of revenue and cash flows arising from an entity’s contracts with customers. The FASB issued four additional standards that amended and/or clarified certain guidance and provisions in ASU 2014-09, all of which were effective for the company January 1, 2020. The Company performed an assessment of the impact the new revenue recognition standard would have on the financial statements and have determined the impact to be immaterial.

Fair Value Measurements

In certain circumstances, specific assets and liabilities may be required to be recognized at fair value. Fair Value is an exit price, representing the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The Company utilizes market data or assumptions that market participants would use in pricing the asset or liability under a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. These tiers include:

Level 1	Observable inputs such as quoted prices in active markets for identical assets or liabilities

Level 2	Inputs other than quoted prices in active markets that are either directly or indirectly observable.

Level 3	Unobservable inputs about which little or no market data exists, therefore requiring an entity to develop its own assumptions

RFJ AUTO PARTNERS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2020 AND 2019

(IN THOUSANDS OF DOLLARS, EXCEPT UNIT DATA)

Recently Issued Accounting Standards:

Leases

In February 2016, the FASB issued ASU 2016-02, “Leases”. Under the new standard, lessees will need to recognize a right-of-use asset and a lease liability for virtually all of their leases (other than leases that meet the definition of a short term lease). The liability will be equal to the present value of lease payments. For income statement purposes, the FASB continued the dual model, requiring leases to be classified as either operating or finance. Operating leases will result in straight-line expense (similar to current operating leases) while finance leases will result in a front-loaded expense pattern (similar to current capital leases). Classification will be based on criteria that are largely similar to those applied to current lease accounting. This guidance requires enhanced disclosures, must be adopted using a modified retrospective transition model, and provides for certain practical expedients. The Company is currently evaluating the impact on its financial statements upon the adoption of this new standard which is effective for the Company beginning in 2022.

NOTE 8 – ACQUISITIONS

On May 27, 2020, in accordance with the Dealership Asset Purchase Agreement (the “Asset Agreement”), the Company acquired all assets and assumed certain liabilities of a Lexus Dealership in Mishawaka, Indiana. The aggregate purchase price of the acquisition was $11,987.

The acquisition has been accounted for as a business combination and the purchase price was allocated primarily to franchise rights and other tangible assets. Actual results of operations of the Lexus Dealership are in included in the consolidated financial statements of the Company from the date of acquisition.

The Company, through its subsidiary RFJ Auto T-Properties, LLC, acquired the property associated with the dealership.

The final allocation of the purchase price to assets and liabilities based upon fair value determinations was as follows:

Inventories	$3,301
Rental and loan vehicles	926
Property and equipment	3,373
Goodwill	1,087
Franchise rights	3,312
Other assets and liabilities, net	(12)

Total net assets acquired	$11,987

RFJ AUTO PARTNERS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2020 AND 2019

(IN THOUSANDS OF DOLLARS, EXCEPT UNIT DATA)

The fair value of consideration paid as of the acquisition date was as follows:

Cash	$5,032
Floor plan financed by the Company’s Lender	3,985
Real estate long-term debt	2,970

Total consideration paid	$11,987

On February 29, 2020, in accordance with the Unit Purchase Agreement (the “Unit Agreement”), the Company acquired certain assets and assumed certain liabilities, as well as all of the outstanding membership units of 11 used car dealerships in the state of Washington for an aggregate purchase price of $48,422. The acquisition allowed the Company to expand its brand presence in the Pacific Northwest.

The acquisition has been accounted for as a business combination and the purchase price was allocated primarily to goodwill and other tangible assets. Actual results of operations of Northwest Motorsports are in included in the consolidated financial statements of the Company from the date of acquisition.

The final allocation of the purchase price to assets and liabilities based upon fair value determinations was as follows:

Cash	$223
Contracts in transit	14,745
Receivables, net	1,875
Inventories, net	56,835
Other current assets	748
Property and equipment	3,719
Goodwill	45,348
Floor plan notes payable — non-trade	(50,017)
Accounts payable	(14,427)
Accrued expenses	(6,718)
Allowance for contingent charges	(3,909)

Total net assets acquired	$48,422

The fair value of consideration paid as of the acquisition date was as follows:

Cash consideration	$43,000
Fair vale of Seller Note	5,422

Total consideration paid	$48,422

RFJ AUTO PARTNERS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2020 AND 2019

(IN THOUSANDS OF DOLLARS, EXCEPT UNIT DATA)

On October 1, 2019, the Company acquired two Toyota franchises, one in Paris, Texas, and the other in Mt Pleasant, Texas, for $24,096. The acquisition allowed the Company to expand its brand presence in Northeast Texas. The purchase method was used to account for the acquisition and the purchase price was allocated based on the fair value as follows:

Assets acquired:	2019
Inventories	$11,543
Property and equipment	301
Other assets and liabilities	(5)
Goodwill	7,359
Franchise Rights	4,898

Total net assets acquired	$24,096

The fair value of consideration paid as of the acquisition date was as follows:

Consideration paid
Cash	$7,251
Capital Loan	6,262
Floor plan financed by the Company’s lender	10,583

Total consideration paid	$24,096

The amortization of goodwill will be deductible for tax purposes.

On April 30, 2019, the Company acquired a consolidated position in a captive insurance company. The purchase method was used to account for the acquisition and the purchase price was allocated based on the fair value as follows:

Assets acquired:	2019
Cash	$4,723
Goodwill	1,150
Unearned Premiums	(3,383)
Other current assets and liabilities (net)	(19)

Total net assets acquired	$2,471

The fair value of consideration paid as of the acquisition date was as follows:

Consideration paid
Cash	$1,541
Common Stock issued	246
Preferred Stock issued	684

Total consideration paid	$2,471

RFJ AUTO PARTNERS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2020 AND 2019

(IN THOUSANDS OF DOLLARS, EXCEPT UNIT DATA)

NOTE C – RECEIVABLES

Receivables consisted of the following at December 31:

	2020	2019
Fleet	$23,531	$2,591
Vehicles	7,402	6,695
Customers	545	887
Factory	11,891	14,194
Finance commissions	3,728	2,403
Related party	1,713	1,743
Other	8,538	8,273

	57,348	36,786
Allowance for doubtful accounts	(1,824)	(2,459)

Receivables, net	$55,524	$34,327

NOTE D – INVENTORIES

Inventories consisted of the following at December 31:

	2020	2019
New vehicles	$185,260	$349,498
LIFO reserve	(6,141)	(6,365)

New vehicles, net	179,119	343,133
Used vehicles	114,558	71,466
Parts, accessories and other	7,578	7,683

Inventories, net	$301,255	$422,282

If the LIFO method of inventory valuation had not been used in the accompanying financial statements for new vehicles Stockholders’ Equity would have increased to $92,872 net of income tax expense of $4,500 as of December 31, 2020 and the net income would have decreased to $32,470 net of income tax benefit of $164 for the year ended December 31, 2020.

If the LIFO method of inventory valuation had not been used in the accompanying financial statements for new vehicles Stockholders’ Equity would have increased to $111,316 net of income tax expense of $1,337, as of December 31, 2019 and the net income would have increased to $1,479 net of income tax benefit of $192 for the year ended December 31, 2019.

RFJ AUTO PARTNERS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2020 AND 2019

(IN THOUSANDS OF DOLLARS, EXCEPT UNIT DATA)

NOTE E – PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at December 31:

	2020	2019
Land	$33,837	$29,302
Buildings	68,159	57,630
Equipment	9,225	8,551
Leaseholds improvements	21,487	19,463
Furniture and fixtures	8,901	7,404
Vehicles	3,149	2,717

Property and equipment, gross	144,758	125,067
Accumulated depreciation and amortization	(22,097)	(16,334)

	122,661	108,733
Construction in progress	303	549

Property and equipment, net	$122,964	$109,282

Depreciation expense relating to property and equipment held or disposed of during the year was $5,867 and $5,269 for the years ended December 31, 2020 and December 31, 2019, respectively.

NOTE F – GOODWILL AND FRANCHISE RIGHTS

As part of the purchases in 2020, the Company acquired goodwill in the amount of $46,435. As part of the purchases in 2019, the Company acquired goodwill in the amount of $8,509. As part of the divestments in 2019, the Company wrote off goodwill in the amount of $764. During 2020 and 2019 amortization expense of $17,151 and $12,696 respectively was recorded related to goodwill. Accumulated amortization related to goodwill totaled $76,109 and $58,958 at December 31, 2020 and 2019, respectively.

Goodwill, net:

	2020	2019
Balance at beginning of year	$71,055	$76,031
Amortization	(17,151)	(12,696)
Adjustments	—	(25)
Additions	46,435	8,509
Disposals	—	(764)

	$100,339	$71,055

At December 31, 2020 and 2019, franchise rights were tested for impairment by comparing the fair value to the carrying value. During 2020 and 2019, the Company recognized a franchise rights impairment loss in other expenses of $871 and $232, respectively. Changes in carrying amount of franchise rights for the years ended December 31, 2020 and 2019 are as follows:

RFJ AUTO PARTNERS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2020 AND 2019

(IN THOUSANDS OF DOLLARS, EXCEPT UNIT DATA)

Franchise Rights:

	2020	2019
Balance at beginning of year	$60,735	$56,821
Impairment loss	(871)	(232)
Additions	3,312	4,898
Disposals	—	(752)

	$63,176	$60,735

NOTE G – FLOOR PLAN NOTES PAYABLE

The Company has a floor plan financing agreement with Ally Bank, which has a stated limit of $378,044 for new vehicles and $168,897 for used vehicles. From time to time total borrowings exceed stated limits due to the timing of floor plan draws for vehicle shipments from the manufacturer. These limits may vary from year to year as stores are acquired or divested.

The agreement is collateralized by all property and equipment, inventories and all other accounts, collateral rights, chattel paper and general intangibles, and proceeds of any and all of the foregoing, whether owned now or hereafter acquired by the Company. The interest rate under the agreement at December 31, 2020 and 2019 was 1-month LIBOR (0.14% and 1.76% at December 31, 2020 and 2019, respectively) plus 2.75%, which was 2.89% and 4.51% respectively.

The Company has two floor plan financing agreements with Toyota Financial Services, which have a combined stated limit of $15,650 for new vehicles and $5,975 for used vehicles. From time to time total borrowings exceed stated limits due to the timing of floor plan draws for vehicle shipments from the manufacturer. The agreement is collateralized by all property and equipment, inventories, and all other accounts, contract rights, chattel paper and general intangibles, and proceeds of any and all of the foregoing, whether owned now or hereafter acquired by the Company. The interest rate under the agreement at December 31, 2020 and 2019 was 3-month LIBOR (0.24% and 1.91% at December 31, 2020 and 2019, respectively) plus 1.75% for new which was 1.99% and 3.66% respectively. The interest rate under the agreement at December 31, 2020 and 2019 for used cars was 3-month LIBOR plus from 1.75% to 2.00%, which was between 1.99% and 2.24% and between 3.66% and 3.91% respectively.

The company has three additional financing agreements with Toyota Financial Services In connection with 2019 and 2020 acquisitions, which have a combined stated limit of $19,800 for new vehicles and $4,680 for used vehicles. From time to time total borrowings exceed stated limits due to the timing of floor plan draws for vehicle shipments from the manufacturer. The agreement is collateralized by all property and equipment, inventories, and all other accounts, contract rights, chattel paper and general intangibles, and proceeds of any and all of the foregoing, whether owned now or hereafter acquired by the Company. The interest rate under the agreement at December 31, 2020 and 2019 was 3-month LIBOR plus 1.50% for new and used vehicles, which was 1.74% and 3.41% respectively.

RFJ AUTO PARTNERS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2020 AND 2019

(IN THOUSANDS OF DOLLARS, EXCEPT UNIT DATA)

The Company has a floor plan financing agreement with Ford Motor Credit Company, which has a stated limit of $15,850 for new vehicles and $3,100 for used vehicles. From time to time total borrowings exceed stated limits due to the timing of floor plan draws for vehicle shipments from the manufacturer. The agreement is collateralized by all property and equipment, inventories, and all other accounts, contract rights, chattel paper and general intangibles, and proceeds of any and all of the foregoing whether owned now or hereafter acquired by the Company. The interest rate under the agreement was Prime plus 1.5% for a total of 4.75% and 6.25% at December 31, 2020 and December 31, 2019 respectively for both new and used vehicles.

Floorplan notes payable are due upon the sale of the related inventory. Vehicles securing floor plan notes of approximately $17,854 were sold in December 2020, but the related notes were not paid off until January 2021.

NOTE H -INCOME TAXES

The income tax expense (benefit) is summarized as follows for the year ended December 31:

	2020	2019
Current Income Tax Expense:
Federal	$9,278	$1,866
State & Local	2,457	318

Total Current Income Tax Expense	$11,735	$2,184

Deferred Income Tax Expense (Benefit):
Federal	$8	$(38)
State & Local	(30)	(27)

Total Deferred Income Tax Benefit	$(22)	$(65)

Total Income Tax Expense
Federal	$9,286	$1,828
State & Local	2,427	291

Total Income Tax Expense	$11,713	$2,119

The Company’s Income tax expense for 2020 and 2019 differs from the expected Federal Statutory rate primarily due to goodwill amortization and other permanent differences as well as state and local income taxes that are not based on net income.

Deferred income taxes reflect the temporary differences between the amounts at which assets and liabilities are recorded for financial reporting purposes and the amounts utilized for tax purposes. The primary components of the temporary differences that gave rise to the Company’s deferred tax assets and are as follows as of December 31:

RFJ AUTO PARTNERS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2020 AND 2019

(IN THOUSANDS OF DOLLARS, EXCEPT UNIT DATA)

	2020	2019
Deferred Tax Assets
Amortization of Intangible Assets	$4,809	$1,249
Allowance for Contingent Charges	3,869	3,055
Allowance for Bad Debt	446	605
Inventory Reserves	260	624
Other	974	1,954
Deferred Tax Liabilities
Prepaid expenses	(370)	—
Inventory valuation	(2,825)	(3,412)
Property and equipment	(951)	(203)
Franchise rights	(8,963)	(6,645)

Net Deferred Tax Liability	$(2,751)	$(2,773)

The Company has not recognized any expense for unrecognized tax benefits in 2020 and 2019 and does not expect unrecognized tax positions to change significantly over the next 12 months.

The Company has not recorded any liabilities for uncertain tax positions. The Company analyzes filing positions in all of the federal and state jurisdictions where it is required to file income tax returns to determine in order to identify any certain tax positions. The Company’s policy is to recognize interest and penalties related to unrecognized tax benefits in its provision for income taxes if incurred.

Valuation allowances are recorded to reduce deferred tax assets when it is more likely than not that a tax benefit will not be realized. In evaluating the need for a valuation allowance, management considers all available evidence, both positive and negative. After reviewing the appropriate information, Management believes it is more likely than not that the Company will realize the benefit of its deferred tax assets.

At December 31, 2020, federal and state income tax overpayments of $490 are included in other current assets and federal and state income taxes payable of $11,548 is included in accrued expenses.

At December 31, 2019, federal and state income tax overpayments of $440 are included in other current assets and federal and state income taxes payable of $694 is included in accrued expenses.

The Company is subject to examinations by federal and state taxing authorities for the tax years 2017 - 2020.

RFJ AUTO PARTNERS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2020 AND 2019

(IN THOUSANDS OF DOLLARS, EXCEPT UNIT DATA)

NOTE I — LEASE COMMITMENTS

The Company leases its operating facilities under non-cancelable agreements, having initial or remaining terms of more than one year. Total minimum rental commitments under non-cancelable operating leases at December 31, 2020 are:

Year Ending December 31, 2021	$4,757
2022	4,405
2023	4,006
2024	3,532
2025	925
Thereafter	1,583

$ 19,208

Total rent expense amounted to $5,046 and $1,395 for the years ended December 31, 2020 and December 31, 2019, respectively. Rent expense included $232 paid to related parties for the year ended December 31, 2019.

NOTE J — LONG-TERM DEBT

Long-term debt consisted of the following at December 31:

	2020	2019
Commercial Loan and Security Agreement notes payable	$57,551	$59,536
Mortgage notes	84,205	68,585
Working capital notes	24,038	23,058
Term Loan	26,550	—
Seller’s note	4,679	—

Total debt	197,023	151,179
Less current portion of debt	(12,433)	(5,780)

Total long-term debt	$184,590	$145 399

Commercial Loan and Security Agreement

In July of 2014, the Company entered into a Commercial Loan and Security Agreement (the “CLSA”) with the Lender. The proceeds from the CLSA were used for working capital, general corporate expenses, capital expenditures, and acquisition purposes. On November 15, 2019, the Company amended the CLSA, paid down $5,385 of certain Working Capital Notes, and extended the maturity date of the CLSA to November 2024. The amended stated fixed rate of the CLSA is 5.47% per annum and is secured by certain asset of the Company. As of December 31, 2020 and 2019, the balance was $57,551 and $59,536 respectively.

RFJ AUTO PARTNERS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2020 AND 2019

(IN THOUSANDS OF DOLLARS, EXCEPT UNIT DATA)

Mortgage Notes

The Company has multiple mortgage agreements with finance companies affiliated with the Company’s vehicle manufacturers and the Lender. In June 2020, the Company refinanced certain mortgage agreements extending the maturity date and adding additional borrowings. As of December 31, 2020, and 2019, the Company had total mortgage notes payable outstanding of $84,205 and $68,585, respectively, which are collateralized by the associated real estate. The stated fixed and variable rates of the mortgage agreements range from 2.62% to 5.62% and have a maturity date ranging from April 2022 to July 2039.

Working Capital Notes

As of December 31, 2020, the Company has two working capital notes with a finance company affiliated with the Company’s vehicle manufacturer and one with the Lender. The proceeds of the working capital notes were used for working capital, general corporate expenses and acquisition purposes. The stated fixed and variable interest rates of the working capital notes range from 2.80% to 4.47%. As of December 31, 2020 and 2019, the balance was $23,677 and $22,619 with the finance company and $361 and $439 with the Lender, respectively.

Term Loan

On February 29, 2020, the Company entered into a Commercial Loan and Security Agreement (the “Ally Loan Agreement”) between Ally Bank and RFJ Auto Partners Holdings, Inc., for which a new term loan (the “Ally Term Loan”) was entered into amounting to $34,000. The principal of $34,000 had a payment due of $7,000 (“the Bridge Repayment”) on July 1, 2020 and quarterly principal payments of $450 commencing on July 1, 2020, with a balloon payment on its maturity date of March 1, 2025. The Ally Term Loan is secured by certain asset of the Company and bears interest at 5.68% until the Bridge Repayment is paid and 5.18% thereafter. The proceeds from the Ally Term Loan was used by the Company to fund part of the purchase consideration paid for the acquisition of the Washington dealerships. As of December 31, 2020, the balance was $26,550.

Seller Note

On February 29, 2020, in connection with the Unit Agreement, the Company issued a promissory note in the principal amount of $5,155 with a maturity date of March 1, 2025 to the Seller (the “Seller Note”). On June 12, 2020, the amount due under the Seller Note was amended and increased to $5,422. The stated interest rate on the amended Seller Note was 5.25% per annum with monthly principal and interest payments totaling $103 per month. The Seller Note is an unsecured obligation of the Company and is guaranteed by a subsidiary of the Company. As of December 31, 2020, the balance was $4,679.

RFJ AUTO PARTNERS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2020 AND 2019

(IN THOUSANDS OF DOLLARS, EXCEPT UNIT DATA)

Principal maturities of installment notes payables are as follows:

Year Ending December 31:

2021	$12,433
2022	14,945
2023	32,941
2024	57,691
2025	72,392
Thereafter	6,621

$197,023

The Company is subject to financial covenants. At December 31, 2020 and 2019, the Company was in compliance with all financial covenants.

NOTE K – STOCKHOLDERS’ EQUITY

The Company had 200,000 shares of Series A preferred stock authorized and 70,512.11 shares issued and outstanding at a par value of $0.001 (actual) at December 31, 2020. The Company had 100,000 shares of common stock authorized with 27,986.62 shares issued and outstanding at a par value of $0.001 (actual) at December 31, 2020. An additional 100,000 shares of preferred stock with no series designation have been authorized and are outstanding as of December 31, 2020. The Company had 2,000 shares of Series B preferred stock authorized at a par value of $0.001 and had 761.61 shares issued and outstanding at December 31, 2020. Of the shares of common stock issued and outstanding, 3,482.42 shares are restricted as to transfer and forfeiture at December 31, 2020. The preferred shares have liquidation preference over the common shares whereby the preferred shares are mandatorily redeemable upon change in control at the liquidation value of $1 per share. In addition, the holders of the preferred stock shall be entitled to receive, when, as and if declared by the Board of Directors, annual dividends of 10%, compounded semi-annually, of the liquidation value. The preferred shares have accumulated $51,565 and $59,286 of dividends at December 31, 2020 and December 31, 2019 respectively. On December 16, 2020 the Company repurchased 26,743.09 preferred shares at the liquidation value including accrued dividends for a total of $50,000. No additional dividends have been declared as of December 31, 2020, therefore, no provision for the preferred dividends have been recorded.

RFJ AUTO PARTNERS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2020 AND 2019

(IN THOUSANDS OF DOLLARS, EXCEPT UNIT DATA)

NOTE L - RELATED PARTY TRANSACTIONS

The Company paid success-based fees of $1,880 and $398, and consulting fees of $4,010 and $490 in 2020 and 2019 respectively which are included in semi-fixed expenses on the accompanying consolidated income statement, to related parties in connection with acquisitions made and in connection with services rendered. In addition, the Company paid management fees to a related party totaling $2,039 and $735 for the years ended December 31, 2020 and 2019, respectively, which are included in other expense on the accompanying consolidated statements of operations. The Company also paid insurance commissions of $458 and $292 in 2020 and 2019, respectively, to a related party which are reflected in financing, insurance, service contract and other income, net, on the accompanying consolidated statements of operations. See additional related party disclosures in Note I.

NOTE M – DISCRETIONARY CONTRIBUTION 401(K) PLAN

The Company participates in a discretionary contribution 401(K) plan. All employees who meet certain age and length of service requirements are eligible to participate in their designated plan. Matching contributions are made on a discretionary basis by the Company and are recorded net of any forfeitures by individuals that terminated employment with the Company before the required vesting period. Matching contributions, net of forfeitures, included in operating expense for the years ended December 31, 2020 and 2019, were $904 and $1,085, respectively.

NOTE N – COMMITMENTS AND CONTINGENCIES

The Company sells customer installment contracts to financial institutions without recourse and sells extended warranties without recourse. Some buyers of the contracts and warranties retain portions of the commissions as reserves against early payoffs. These amounts are normally recorded on the consolidated balance sheets as finance commission receivable. As of December 31, 2020, substantially all the recourse contracts have been collected by the financial institutions. The allowance for contingent changes at December 31, 2020 and 2019 was $15,824 and $12,412 respectively.

The Company facilities are subject to federal, state and local provisions regulating the discharge of materials into the environment. Compliance with these provisions has not had, nor does the Company expect such compliance to have, any material effect upon the capital expenditures, net income, financial condition or competitive position of the Company. Management believes that its current practices and procedures for the control and disposition of such materials comply with the applicable federal and state requirements.

RFJ AUTO PARTNERS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2020 AND 2019

(IN THOUSANDS OF DOLLARS, EXCEPT UNIT DATA)

The Company purchases substantially all its new vehicles and parts from the manufacturer at the prevailing prices charged by the automobile manufacturer to all franchised dealers. The Company’s sales volume could be adversely impacted by the manufacturer’s inability to supply it with an adequate supply of vehicles and/or parts due to unforeseen circumstances or as a result of an unfavorable allocation of vehicles. As a part of the Company’s relationship with the manufacturer, it participates in various programs with regard to vehicle allocation, advertising, interest and other incentive programs. These programs are generally on a “turn-to-turn” basis, which rewards new vehicle volume, and are subject to change by the manufacturer at any time. In addition, the manufacturer’s sales and service agreements contain provisions which generally limit, without consent off the manufacturer, changes in dealership management and ownership, dealership location, place certain financial restrictions, and provide for termination of the franchise agreement by the manufacturer in certain instances.

The Company is involved in certain legal matters that it considers incidental to its business. In management’s opinion, none of these legal matters will have a material effect on the Company’s financial position or the results of operations.

NOTE O – CONCENTRATIONS OF CREDIT RISK

The Company sells to individuals and commercial businesses located primarily in the states of Texas, Indiana, Missouri, Idaho, Washington, and New Mexico. Receivables arising from vehicle sales are secured by the related vehicles. Receivables arising from all other sales are unsecured open accounts. Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of receivables and cash deposits in excess of federally insured limits and contracts in transit (“CIT”). Credit risk consists principally of receivables and cash deposits in excess of federally insured limits and contracts.

NOTE P – FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amounts are estimated fair values of the Company’s financial instruments, none of which are held for trading purposes, as of December 31, 2020 are as follows:

	Amount	Fair Value
Financial assets:
Cash and cash equivalents	$18,389	$18,389
Financial liabilities:
Floor plan notes payable, trade	53,578	53,578
Floor plan notes payable, non-trade	266,478	266,478
Long-term debt	197,023	173,957

RFJ AUTO PARTNERS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2020 AND 2019

(IN THOUSANDS OF DOLLARS, EXCEPT UNIT DATA)

The carrying amounts are estimated fair values of the Company’s financial instruments, none of which are held for trading purposes, as of December 31, 2019 are as follows:

	Amount	Fair Value
Financial assets:
Cash and cash equivalents	$20,100	$20,100
Financial liabilities:
Floor plan notes payable, trade	35,541	35,541
Floor plan notes payable, non-trade	399,315	399,315
Long-term debt	151,179	122,266

The carrying amounts shown in the above table are included in the consolidated balance sheets under the indicted captions. The carrying amount of cash and cash equivalents, and floor plan notes payable, trade and non-trade, approximate fair value because the interest rates fluctuate with market rates. The fair value of long-term debt is based on the discounted cash flows from management’s estimate of the Company’s marginal borrowing rates as of December 31, 2020 and 2019.

NOTE Q – NON-QUALIFIED STOCK OPTION PLANS

The Board of Directors approved the adoption of the 2014 Non-qualified Stock Option Plan (the “Plan”). The Plan authorizes the grant of options to purchase an aggregate of 1,055 shares of the Company’s common stock to certain directors, and key employees of the Company and its Subsidiaries. The plan is administered by a committee consisting of the Board or such individual Directors who shall from time to time be designated by the Board. Under the plan, certain options vest based on the passage of time and continued employment, while other options vest based on the attainment of specific performance criteria. The Company granted 73 and 244 performance vesting options to certain employees at an exercise price of $1 and $4 respectively during 2020. The company granted 65 performance vesting options to certain employees of the company at an exercise price of $1 during the year ended December 31, 2019.

Using the Black-Scholes option pricing model, management has determined that the options have a fair value of $5,805 per share for the time vested options and $5,792 per share for the performance vested options at December 31, 2020. Because the performance vested options are based on a change in control event, which is not reasonably foreseeable, no compensation expense was recorded for these options during the years ended December 31, 2020 and December 31, 2019.

Compensation cost related to the time vested options will be recognized using the straight-line method over the requisite service period. Stock option compensation expense of $175 and $128 was recognized in operations for the year ended December 31, 2020, and 2019, respectively. The remaining $954 compensation cost will be recognized straight line over the applicable remaining vesting period.

RFJ AUTO PARTNERS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2020 AND 2019

(IN THOUSANDS OF DOLLARS, EXCEPT UNIT DATA)

The assumptions used and the calculated fair value of options are as follows:

Risk-free interest rate	0.16
Expected life in years	2.1
Expected volatility	67.50%
Discount of lack of marketability	25.98%

NOTE R – DISPOSALS AND FORFEITURES

In September 2020 the Board authorized management to sell all of the assets of its captive insurance companies to a third-party purchaser, and thereafter to liquidate or otherwise dispose of any such assets remaining unsold. In connection with the divestiture, which was substantially completed in September 2020 , the Company sold $2,509 of net assets, resulting in no impact to the Company’s statement of operations.

RFJ Auto Partners sold substantially all assets of three operating entities in 2019, which consisted of the following: Sulphur Springs CJD, LLC effective May 21, 2019, Rockwall AA, LLC and its Real Estate effective July 5, 2019, Lamesa CBGC, LLC and its Real Estate effective July 31, 2019, and all remaining Waco Real Estate effective December 27, 2019. The combined effect of these sales was as follows:

Inventories	$17,647
Property and equipment	2,722
Real Estate	6,182
Goodwill	764
Franchise rights	752

Total assets sold	28,067
Total liabilities assumed	(16,774)

Net assets sold	$11,293

Note Retirement	5,211
Cash Proceeds on Sale	9,392

Gain on disposal	$3,310

RFJ AUTO PARTNERS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2020 AND 2019

(IN THOUSANDS OF DOLLARS, EXCEPT UNIT DATA)

NOTE S – EVALUATION OF SUBSEQUENT EVENTS

The Company has evaluated the effect subsequent events would have on the consolidated financial statements through March 25, 2021 which is the date the consolidated financial statements were available to be issued.

NOTE T – COVID 19

On March 27, 2020, President Trump signed into law the Coronavirus Aid, Relief, and Economic Security Act (H.R. 748) (the “Act”). Among the changes to the U.S. federal income tax rules, the Act restored net operating loss carryback rules that were eliminated by 2017 Tax Cuts and Jobs Act, modified the limit on the deduction for net interest expense and accelerated the timeframe for refunds of AMT credits.

The Company has evaluated the effects of the Act on their cash tax liability and consolidated financial statements but currently does not anticipate the income tax provisions of the Act to have a material effect on the Company.

The Company has not been adversely affected by the outbreak of the Coronavirus COVID-19, which was declared a pandemic by the World Health Organization on March 11, 2020. It is possible, while this pandemic unfolds that there could be future disruptions or restrictions on the ability to distribute the Company’s products, temporary closures and suspension of operations of the Company’s facilities or the facilities of the Company’s suppliers or customers, and resulting impacts on sourcing and customer demand. While the disruption caused by the pandemic is currently expected to be temporary, the duration is uncertain. Therefore, the Company cannot reasonably estimate at this time the impact to the Company’s operating results.